As Filed With the Securities and Exchange Commission on July 13, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Sunworks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-0592299
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2270 Douglas Blvd, Suite #216

Roseville, CA 95661

(Address of principal executive offices)

Sunworks, Inc. 2016 Equity Incentive Plan

(Full title of the plan)

Gaylon Morris

Chief Executive Officer

2270 Douglas Blvd, Suite #216

Roseville, CA 95661

(916) 409-6900

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Christopher D. Ivey, Esq.

Stradling Yocca Carlson & Rauth, P.C.

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
To be issued under the 2016 Plan	1,240,000	(2)	$9.20	(3)	$11,408,000.00	$1,244.61
Issued on April 12, 2021 under the 2016 Plan	260,000	(4)	$12.15	(5)	$3,159,000.00	$344.65
Total	1,500,000				$14,567,000.00	$1,589.26

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s common stock, par value $0.001 per share (“Common Stock”) that become issuable under the Sunworks, Inc. 2016 Equity Incentive Plan (as amended, the “2016 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of Common Stock.

(2)	Represents 1,240,000 additional shares of Common Stock reserved for issuance pursuant to the 2016 Plan and not subject to awards previously issued pursuant to the 2016 Plan. Shares available for issuance under the 2016 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2017 (File No. 333-215938). See “Explanatory Note” for additional information.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act on the basis of the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on July 8, 2021.

(4)	Represents shares of Common Stock reserved for issuance pursuant to stock option awards granted on April 12, 2021, subject to and conditioned upon stockholder approval of an increase in the number of shares of Common Stock reserved for issuance under the 2016 Plan.

(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act on the basis of $12.15 per share, which represents the exercise price of the stock option awards granted on April 12, 2021 as described in footnote 4.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

Sunworks, Inc. is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) for the purpose of registering an additional 1,500,000 shares of Common Stock that have been reserved for issuance under the Sunworks, Inc. 2016 Equity Incentive Plan (as amended, the “2016 Plan”), which includes (1) 260,000 shares subject to awards previously issued pursuant to the 2016 Plan, and (2) 1,240,000 shares reserved for issuance pursuant to the 2016 Plan and not subject to awards previously issued pursuant to the 2016 Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the registrant’s registration statement on Form S-8 filed with the SEC on February 7, 2017 (File No. 333-215938).

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to the Annual report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2021).

4.2	Bylaws (incorporated by reference to the Form SB-2 Registration Statement filed with the Securities and Exchange Commission, dated August 1, 2005).

4.3	Certificate of Amendment of Bylaws (incorporated by reference to the current report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2020).

4.4	Certificate of Amendment of Bylaws (incorporated by reference to the current report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2021).

4.5	Sunworks, Inc. 2016 Equity Incentive Plan (incorporated by reference to Schedule 14A filed with the Securities and Exchange Commission on May 18, 2016).

4.6	Amendment to Sunworks, Inc. 2016 Equity Incentive Plan (incorporated by reference to Schedule 14A filed with the Securities and Exchange Commission on May 6, 2021).

5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.

23.1	Consent of KMJ Corbin & Company LLP, independent registered public accounting firm.

23.2	Consent of Liggett & Webb, P.A., independent registered public accounting firm.

23.3	Consent of Stradling Yocca Carlson & Rauth, P.C. (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (included in signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Roseville, California on July 13, 2021.

Sunworks, Inc.

By:	/s/ Gaylon Morris
Gaylon Morris
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Gaylon Morris, Judith Hall and Paul McDonnel, and each or any of them, acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GAYLON MORRIS	Chief Executive Officer and Director	July 13, 2021
Gaylon Morris	(Principal Executive Officer)

/s/ PAUL MCDONNEL	Interim Chief Financial Officer and Treasurer	July 13, 2021
Paul McDonnel	(Principal Financial and Accounting Officer)

/s/ JUDITH HALL	Chairperson of the Board
Judith Hall		July 13, 2021

/s/ RHONE RESCH	Director
Rhone Resch		July 13, 2021

/s/ DANIEL GROSS	Director
Daniel Gross		July 13, 2021

/s/ STANLEY SPEER	Director
Stanley Speer		July 13, 2021